Exhibit 10.1

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the ”Amendment”), dated effective as of May 24, 2006 is among HORIZON HEALTH CORPORATION, a Delaware Corporation (the “Parent”), HORIZON MENTAL HEALTH MANAGEMENT, INC., a Texas Corporation (the “Borrower”), each of the banks or other lending institutions party hereto, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank, who was formerly known as The Chase Manhattan Bank, who was the successor in interest by merger to Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association), as the agent (the “Agent”).

RECITALS:

A. The Parent, the Borrower, the Agent, and certain banks and other lending institutions have entered into that certain Third Amended and Restated Credit Agreement dated as of June 10, 2005 (as amended by that certain Consent and First Amendment to Third Amended and Restated Credit Agreement dated effective as of November 14, 2005, that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of January 26, 2006, that certain Increased Commitment Supplement dated as of January 26, 2006 and as the same may be further amended or otherwise modified, herein the “Agreement”).

B. The Borrower and the Obligated Parties have advised the Agent and the Banks that the Borrower desires to purchase Sandy Pines Hospital and University Behavioral Health from Health Management Associates, Inc. (the “HMA Acquisition”). The total consideration to be paid by the Borrower and the Obligated Parties in connection with the HMA Acquisition shall not exceed $28,000,000.

C. Parent and the Borrower have requested that the Agent and the Banks amend the Agreement and the Agent and the Banks party hereto have agreed to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE I.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1. Amendment to Section 1.1 – Definitions. Section 1.1 of the Agreement is amended to add the following definition, in proper alphabetical order, thereto:

“HMA Acquisition” means the purchase of substantially all the assets of, or all of the equity interests issued by, Sandy Pines Hospital and University Behavioral Health by Borrower and/or one or more of the Obligated Parties from Health Management Associates, Inc. for an aggregate Purchase Price not to exceed $28,000,000.

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 1

Section 2.2. Amendment to Section 3.2 – Determinations of Margins and Fees. The table set forth in Section 3.2 of the Agreement is amended in its entirety to read as follows:

Indebtedness to Adjusted EBITDA Ratio	Eurodollar Rate Margin	Base Margin	Commitment Fee Rate
Less than 1.25 to 1.00	1.25%	.25%	.200%
Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	1.50%	.50%	.250%
Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	1.75%	.75%	.300%
Greater than or equal to 2.25 but less than 2.75 to 1.00	2.00%	1.00%	.375%
Greater than or equal to 2.75 to 1.00 but less than 3.00 to 1.00	2.25%	1.25%	.500%
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.50%	1.50%	.500%
Greater than or equal to 3.50 to 1.00 but less than 3.75 to 1.00	2.75%	1.750%	.500%
Greater than or equal to 3.75 to 1.00	3.00%	2.00%	.500%

Section 2.3. Amendment to Section 9.5 – Investments. Sub-clause (iii) of Section 9.5(a) of the Agreement is amended in its entirety to read as follows:

(iii) Purchase Price. The ratio of Indebtedness outstanding as of the date of determination (which shall not be more than thirty (30) days prior to the acquisition date) to Adjusted EBITDA (as defined in Section 10.3) for the most recent four (4) Fiscal Quarter period then ended as of such date calculated on a pro forma basis as if the acquisition had occurred as of the first day of such four (4) Fiscal Quarters and including in the ratio calculation any Debt incurred or assumed in connection therewith as if the Target were a “Prior Target” for purposes of calculating Adjusted EBITDA is:

(A) less than or equal to 2.00 to 1.00; or

(B) is more than 2.00 to 1.00 but less than the lesser of 3.25 to 1.00 or the Indebtedness to Adjusted EBITDA Ratio then in effect under Section 10.3 reduced by 0.25, and one of the following is true: (1) the Required Banks shall have provided their prior approval, (2) the proposed acquisition is the HMA Acquisition, or (3) after giving effect to such acquisition, the aggregate of the Purchase Prices for all Permitted Acquisitions that have occurred during the then current Fiscal Year (including the Purchase Price for the acquisition in question) is less than Twenty-Five Million Dollars ($25,000,000), the Borrower acknowledging that the Purchase Prices for all Permitted Acquisitions consummated in the Fiscal Year ended August 31, 2006 have already exceeded this Twenty-Five Million Dollar ($25,000,000) limit and as a result, the Borrower may not utilize the terms of this clause (3) to authorize any further acquisitions in its Fiscal Year ended August 31, 2006 without the consent of the Required Banks;

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 2

As used above, the phrase “Purchase Price” means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, non-compete, consulting or post-closing performance based payments or otherwise) or to be paid (based on the estimated amount thereof), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (but specifically excluding any stock of Parent issued to the seller which shall not be part of the Purchase Price for purposes of this clause (iii)) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Debt of the Target or the seller assumed or acquired in connection with such acquisition;

Section 2.4. Amendment to Section 10.3 – Indebtedness to Adjusted EBITDA. The first sentence of Section 10.3 of the Agreement is amended in its entirety to read as follows:

As of the last day of each Fiscal Quarter, Parent shall not permit the ratio of Indebtedness outstanding as of such day to Adjusted EBITDA for the four (4) Fiscal Quarter period then ended to exceed the ratio set forth in the table below for such Fiscal Quarter:

Fiscal Quarter	Maximum Ratio
Fiscal Quarter ended May 31, 2006	4.00 to 1.00
Fiscal Quarter ended August 31, 2006	4.25 to 1.00
Fiscal Quarter ended November 30, 2006	4.00 to 1.00
Fiscal Quarter ended February 28, 2007	3.75 to 1.00
Fiscal Quarter ended May 31, 2007	3.50 to 1.00
Fiscal Quarter ended August 31, 2007	3.25 to 1.00
Fiscal Quarter ended November 30, 2007	3.25 to 1.00
Fiscal Quarter ended February 28, 2008 and each Fiscal Quarter end thereafter	3.00 to 1.00

Section 2.5. Amendment to Exhibit C – Compliance Certificate. Exhibit C to the Agreement is amended in its entirety to read as set forth on Exhibit A attached hereto.

ARTICLE III.

Conditions Precedent

Section 3.1. Conditions. The effectiveness of Article II of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Agent shall have received this Amendment duly executed by the Borrower, the Parent, the other Obligated Parties and the Required Banks;

(b) Each Bank who has executed this Amendment by 5:00 P.M. (Dallas, Texas time) on May 24, 2006 shall have received an amendment fee;

(c) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 3

(d) No Default shall have occurred and be continuing; and

(e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent and its legal counsel Jenkens & Gilchrist, a Professional Corporation.

ARTICLE IV.

Miscellaneous

Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

Section 4.2. Representations and Warranties. Borrower hereby represents and warrants to the Agent and the Banks as follows: (a) after giving effect to this Amendment, no Default exists; (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; (c) the execution, delivery, and performance of this Amendment has been duly authorized by all necessary action on the part of the Parent, the Borrower, and each other Obligated Party and does not and will not (i) violate any provision of law applicable to the Borrower, the Parent, or any other Obligated Party, the certificate of incorporation, bylaws, partnership agreement, membership agreement, or other applicable governing document of the Borrower, the Parent, or any other Obligated Party or any order, judgment, or decree of any court or agency of government binding upon the Borrower, the Parent, or any other Obligated Party, (ii) conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any material contractual obligation of the Borrower, the Parent, or any other Obligated Party, (iii) result in or require the creation or imposition of any material lien upon any of the assets of the Borrower, the Parent, or any other Obligated Party, or (iv) require any approval or consent of any Person under any material contractual obligation of the Borrower, the Parent, or any other Obligated Party; and (d) the articles of incorporation and bylaws of the Borrower furnished to the Agent on November 15, 2000 have not been modified or rescinded and remain in full force and effect.

IN ADDITION, TO INDUCE THE AGENT AND THE BANKS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER, THE PARENT, AND EACH OBLIGATED PARTY (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND

(b) RELEASE. RELEASES AND DISCHARGES THE AGENT AND THE BANKS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 4

OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER OR ANY OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 4.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment survive the execution and delivery of this Amendment, and no investigation by the Agent or any Bank or any closing affect the representations and warranties or the right of the Agent or any Bank to rely upon them.

Section 4.4. Reference to Agreement. Each of the Loan Documents, including the Agreement, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 4.5. Expenses of Agent. As provided in the Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Agent’s legal counsel.

Section 4.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.7. Applicable Law. This Amendment is be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

Section 4.8. Successors and Assigns. This Amendment is binding upon and inures to the benefit of the Agent, each Bank, the Parent, the Borrower and their respective successors and assigns, except that neither the Borrower nor the Parent may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Any assignment in violation of this Section 3.8 shall be void.

Section 4.9. Counterparts; Effectiveness. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. This Amendment shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of the Borrower, the Parent, the other Obligated Parties and the Required Bank. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.10. Effect of Waiver. No consent or waiver, express or implied, by the Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 5

Section 4.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.12. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 4.13. Required Banks. The Agreement may be modified as provided in this Amendment with the agreement of the Required Banks which means Banks having fifty-one percent (51%) or more of the sum of the total Revolving Commitments (such percentage applicable to a Bank, herein such Bank’s “Required Bank Percentage”). For purposes of determining the effectiveness of this Amendment, each Bank’s Required Bank Percentage is set forth on Schedule 4.13 hereto.

Executed as of the date first written above.

PARENT AND BORROWER:

HORIZON HEALTH CORPORATION
HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:	/s/ John Pitts
John Pitts, Authorized Officer for both Parent and Borrower

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 6

AGENT AND BANKS:

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank, who was formerly The Chase Manhattan Bank, who was successor-in-interest by merger to the Chase Bank of Texas, National Association who was formerly known as TEXAS COMMERCE BANK NATIONAL ASSOCIATION), individually as a Bank, as Agent, and as Issuing Bank

By:	/s/ Matthew H. Hildreth
Matthew H. Hildreth, Senior Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Daniel Penkar
Name:	Daniel Penkar
Title:	Senior Vice President

WELLS FARGO BANK, N.A. (formerly Wells Fargo Bank Texas, National Association)

By:	/s/ Linda G. Davis
Name:	Linda G. Davis
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joanne Bramanti
Name:	Joanne Bramanti
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Gideon Oosthuizen
Name:	Gideon Oosthuizen
Title:	Vice President

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 7

AMEGY BANK, N.A.

By:	/s/ Lisa Armstrong
Name:	Lisa Armstrong
Title:	Vice President

SUNTRUST BANK

By:	/s/ Gregory M. Ratliff
Name:	Gregory M. Ratliff
Title:	Vice President

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 8

OBLIGATED PARTY CONSENT

Each Obligated Party (i) consents and agrees to this Third Amendment to Third Amended and Restated Credit Agreement; (ii) agrees that the Guaranty, Subsidiary Security Agreement, and the Subsidiary Pledge Agreement to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of such Obligated Party enforceable against it in accordance with its terms; and (iii) agrees that the “Obligations” as defined in the Agreement as amended hereby (including, without limitation, all obligations, indebtedness, and liabilities arising in connection with the Letters of Credit and the increase in the Revolving Commitments contemplated hereby) are “Obligations” as defined in the Guaranty.

OBLIGATED PARTIES:

MENTAL HEALTH OUTCOMES, INC.
HORIZON HEALTH PHYSICAL REHABILITATION SERVICES, INC. (formerly Specialty Rehab Management, Inc.)
HHMC PARTNERS, INC.

HORIZON BEHAVIORAL SERVICES, INC. (successor in interest by merger to Horizon Behavioral Services IPA, Inc., Horizon Behavioral Services of New Jersey, Inc., Horizon Behavioral Services of New York, Inc., Horizon Behavioral Services of California, Inc., Employee Assistance Programs International, LLC, Florida Psychiatric Associates, LLC, Horizon Behavioral Services of Florida, LLC, and Occupational Health Consultants of America, Inc.)

HMHM OF TENNESSEE, INC. EMPLOYEE ASSISTANCE SERVICES, INC.
HHC INDIANA, INC.
HHC OHIO, INC.
HHC POPLAR SPRINGS, INC.
HHC RIVER PARK, INC.
HHC SERVICES, LLC
HORIZON HEALTH HOSPITAL SERVICES, INC.
KIDS BEHAVIORAL HEALTH OF UTAH, INC.
KINGWOOD PINES HOSPITAL, LLC
PSYCHMANAGEMENT GROUP, INC.
SHC-KPH, LP

By: Kingwood Pines Hospital, LLC, its general partner
HHC AUGUSTA, INC.
HHC BERKELEY, INC.
HHC CONWAY INVESTMENT, INC.
HHC COOPER CITY, INC.
HHC OCONEE, INC.
HHC SOUTH CAROLINA, INC.
HHC ST. SIMONS, INC.
HHC TOLEDO, INC.
HHC FOCUS FLORIDA, INC.
HHC DELAWARE, INC.

By:	/s/ John Pitts
John Pitts, Authorized Officer for each Obligated Party

HHC KINGWOOD INVESTMENT, LLC

By:	/s/ Harold F. Kalbach, Jr.
Harold F. Kalbach, Jr., Manager

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 9

EXHIBIT A

TO

HORIZON HEALTH CORPORATION

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Compliance Certificate

EXHIBIT A, Cover Page

COMPLIANCE CERTIFICATE

for the

Fiscal Quarter ending                          ,

To:	JPMorgan Chase Bank, N.A.

1717 Main Street, 3rd. Floor

Dallas, TX 75201

Fax No.: (214) 290-2795

Telephone No.: (214) 290-2695

Attention: Janet Peevey

Ladies and Gentlemen:

This Compliance Certificate (the “Certificate”) is being delivered pursuant to Section 8.1(c) of that certain Third Amended and Restated Credit Agreement (as amended, the “Agreement”) dated as of June 10, 2005, among the Horizon Health Corporation (“Parent”), Horizon Mental Health Management, Inc. (“Borrower”), the banks and lending institutions named therein (the “Banks”) and JPMorgan Chase Bank, N.A., as agent for the Banks (“Agent”). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, as an authorized financial officer of Parent, and not individually, does hereby certify to the Agents and the Banks that:

1.	DEFAULT.

No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached Exhibit A the nature thereof and the steps taken or proposed to remedy such Default.

2.	SECTION 8.1 – Financial Statements and Records

	(a) Annual audited financial statements of Parent and the Subsidiaries on or before ninety (90) days after the end of each Fiscal Year.	Yes	No	N/A
	(b) Quarterly unaudited financial statements of Parent and the Subsidiaries within forty-five (45) days after the end of each Fiscal Quarter.	Yes	No	N/A
	(c) Financial Projections of Parent and Subsidiaries within forty-five (45) days after the beginning of each Fiscal Year.	Yes	No	N/A

3.	SECTION 8.10(d) – Restricted Group Members

	EBITDA for the Restricted Group Members for the most recently completed four Fiscal Quarter period not to exceed 12.5% of line 9(f) (such percentage may increase to 15% or 20% depending on the Borrower’s election to amend Section 10.3):	$

	Actual EBITDA for the Restricted Group Members for the most recently completed four Fiscal Quarter period:	$	Yes	No

COMPLIANCE CERTIFICATE, Page 1

4.	SECTION 9.1 – Debt

(a) Purchase money not to exceed:		$5,000,000
Actual Outstanding:	$		Yes	No
(b) Guarantees of surety, appeal bonds, etc. not to exceed:		$1,000,000
Actual Outstanding:	$		Yes	No
(c) Aggregate Debt of newly acquired or merged Subsidiaries not to exceed:
Capital Lease Obligations		$10,000,000
Actual Outstanding:	$		Yes	No
Other Debt (not including Debt assumed in the Focus Acquisition)		$5,000,000
Actual Outstanding:	$		Yes	No
(d) Debt owing from Restricted Group Members plus Investments in Restricted Group Members may not exceed 20% of line 8(f)	$
Actual Outstanding:	$		Yes	No
(e) Other Debt not to exceed:		$5,000,000
Actual Outstanding:	$		Yes	No

5.	SECTION 9.5 – Investments

(a) Aggregate amount of loans to physicians employed by a Subsidiary not to exceed (calculated net of bad debt reserve):		$500,000
Actual Outstanding:	$		Yes	No
(b) Aggregate amount of investments in Insights in addition to the Purchase Price paid for Insights not to exceed:		$1,000,000
Actual Aggregate Amount:	$		Yes	No
(c) Aggregate amount of initial capital contribution made to Friends LP not to exceed without being included in line 4(d)		$17,500,000
Actual Aggregate Amount:	$		Yes	No

6.	SECTION 9.8 – Asset Dispositions

(a) Aggregate book value of assets disposed during current Fiscal Year not to exceed:		$2,500,000
(b) Total book value of asset dispositions not otherwise permitted for the current Fiscal Year:	$		Yes	No

7.	SECTION 9.11 – Prepayment of Debt

(a) Aggregate amount of Debt, other than the Obligations, prepaid or optionally redeemed during period from the Closing Date to the Revolving Termination Date not to exceed:		$2,500,000
(b) Total amount of Debt, other than the Obligations, prepaid or optionally redeemed:	$		Yes	No

COMPLIANCE CERTIFICATE, Page 2

8.	SECTION10.1 – Consolidated Net Worth

	(a) Base Consolidated Net Worth	$
	(b) Cumulative positive Net Income since 2/28/05 Fiscal Quarter end	$
	(c) 50% of 8(b)	$
	(d) Aggregate amount of net cash proceeds or other Capital Contribution to Parent since 2/28/05	$
	(e) Required Consolidated Net Worth: 8(a) plus 9(c) plus 8(d)	$
	(f) Actual Consolidated Net Worth	$	Yes	No

9.	Section 10.2 – Fixed Charge Coverage

	(a) Parent and the Subsidiaries’ Consolidated Net Income for last four Fiscal Quarters (from Schedule 1)	$
	(b) Plus provisions for tax	$
	(c) less benefit from tax	$
	(d) Plus interest expense	$
	(e) Plus amortization and depreciation	$
	(f) Parent and the Subsidiaries’ EBITDA: (9(a) plus 9(b) minus 9(c) plus 9(d) plus 9(e))	$
	(g) provisions for taxes	$
	(h) plus benefit from taxes	$
	(i) minus cash dividends and other distributions made on account of the Parent’s capital stock	$
	(j) Cash Flow (10(g) plus 9(h) minus 9(g) minus 9(i))	$
(k) Fixed Charges
	(i) Cash interest expense for last four Fiscal Quarters	$
	(ii) as of each date of determination, the current maturities of long term debt reflected on Parent’s consolidated balance sheet	$
	(iii) 4/5 of the outstanding Loans (excluded beginning August 31, 2009 and each Fiscal Quarter thereafter)	$
	(iv) Aggregate amount of Capital Expenditures for last four Fiscal Quarters	$
	(v) Payments made pursuant to Capital Lease Obligations for last four Fiscal Quarters	$
	(vi) Payments made with respect to deferred purchase price and performance obligations for last four Fiscal Quarters	$
	(vi) Sum of 9(k)(i)+(ii)-(iii)+(iv)+(v)+(vi)	$
	(l) Actual Fixed Charge Coverage (9(j) : 9(k)(vi))=	:1.00
	(m) Minimum Fixed Charge Coverage	1.25:1.00	Yes	No

COMPLIANCE CERTIFICATE, Page 3

10.	SECTION 10.3 – Indebtedness to Adjusted EBITDA

	(a) Debt for borrowed money	$
	(b) Debt evidenced by bonds, notes, etc.	$
	(c) Capital Lease Obligations	$
	(d) Reimbursement obligations for letters of credit	$
	(e) Amount payable with respect to all deferred purchase price and performance obligations	$
	(f) Sum of 10(a) through 10(e)	$
	(g) Actual EBITDA (from 9(f))	$

(h)      Prior Period/Prior Target EBITDA; provided that, the EBITDA for a Prior Target will not be included unless it can be established in a manner satisfactory to Agent based on financial statements of the Prior Target prepared in accordance with GAAP without adjustment for expense or other charges that will be eliminated after the acquisition;

$
	(i) Adjusted EBITDA (10(g) plus 10(h))	$
	(j) 10(f) : 10(i)	:1.00
	(k) Maximum Indebtedness to Adjusted EBITDA allowed by Credit Agreement (see table below; ratio may decrease to 2.75:1.00 or 2.50:1:00 depending on the Borrower’s election under Section 8.10(d)):		Yes	No

Fiscal Quarter ended May 31, 2006	4.00 to 1.00
Fiscal Quarter ended August 31, 2006	4.25 to 1.00
Fiscal Quarter ended November 30, 2006	4.00 to 1.00
Fiscal Quarter ended February 28, 2007	3.75 to 1.00
Fiscal Quarter ended May 31, 2007	3.50 to 1.00
Fiscal Quarter ended August 31, 2007	3.25 to 1.00
Fiscal Quarter ended November 30, 2007	3.25 to 1.00
Fiscal Quarter ended February 28, 2008 and each Fiscal Quarter end thereafter	3.00 to 1.00

11.	SECTION 10.4 – Managed Care Contracts

	(a) Gross revenue during the immediately preceding 12 month period from contracts providing exclusively for managed care	$
	(b) Gross revenue during the immediately preceding 12 month period from the managed care portions of contracts providing for employee assistance services and managed care	$
	(c) Total Managed Care Gross Revenue (11(a) plus (11(b))	$
	(d) Total Gross Revenue during such 12 month period	$
	(e) 25% of 11(d)	$
	(f) Maximum Permitted Gross Revenue from Managed Care Contracts	11(c) > 11(e)	Yes	No

COMPLIANCE CERTIFICATE, Page 4

13.    ATTACHED SCHEDULES

Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

14.    FINANCIAL STATEMENTS

The unaudited financial statements attached hereto were prepared in accordance with GAAP (excluding footnotes) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

15.    CREATION OF SUBSIDIARIES.

Since the delivery of the last Compliance Certificate, the Obligated Parties have created the following Subsidiaries each of which has been designated as an Acquisition Subsidiary, a Restricted Group Member or both.

16.    CONFLICT

In the event of any conflict between the definitions or covenants contained in the Credit Agreement and as they may be interpreted or abbreviated in the Compliance Certificate, the Credit Agreement shall control.

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this      day of                     ,             .

HORIZON HEALTH CORPORATION

By:
Name:
Title:

COMPLIANCE CERTIFICATE, Page 5

Schedule 1

to

Compliance Certificate

Parent Consolidated Net Income

for period                  to

1.	GAAP consolidated net income for Parent (the “Subject Person”) excluding the following (to the extent included):		$
	(a)	extraordinary gains or losses or nonrecurring revenue or expenses		_______
	(b)	gains on sale of securities		_______
	(c)	losses on sale of securities		_______
	(d)	any gains or losses in respect of the write-up of any asset at greater than original cost or write-down at less than original cost;		_______
	(e)	any gains or losses realized upon the sale or other disposition of property, plant, equipment or intangible assets which is not sold or otherwise disposed of in the ordinary course of business;		_______
	(f)	any gains or losses from the disposal of a discontinued business;		_______
	(g)	any net gains or losses arising from the extinguishment of any debt;		_______
	(h)	any restoration to income of any contingency reserve for long term asset or long term liabilities, except to the extent that provision for such reserve was made out of income accrued during such period;		_______
	(i)	the cumulative effect of any change in an accounting principle on income of prior periods;		_______
	(j)	any deferred credit representing the excess of equity in any acquired company or assets at the date of acquisition over the cost of the investment in such company or asset;		_______
	(k)	the income from any sale of assets in which the book value of such assets prior to their sale had been the book value inherited;		_______
	(l)	the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;		_______
	(m)	the income of any subsidiaries to the extent the payment of such income in the form of a distribution or repayment of any Debt to the Subject Person or a Subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;		_______
	(n)	any reduction in or addition to income tax expense resulting from an increase or decrease in a deferred income tax asset due to the anticipation of future income tax benefits;		_______

Schedule 1.a(a), Solo Page

(o)	any reduction in or addition to income tax expense due to the change in a statutory tax rate resulting in an increase or decrease in a deferred income tax asset or in a deferred income tax liability;	_______
(q)	any gains or losses attributable to returned surplus assets of any pension-benefit plan or any pension credit attributable to the excess of (i) the return on pension-plan assets over (ii) the pension obligation’s service cost and interest cost;	_______
(p)	the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition;	_______
(q)	the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary;	_______
(r)	One–time loss relating to reorganization of certain employees, locations and services of Employee Assistance Programs International, LLC in an amount not to exceed $5,700,000; and	_______
(s)	any non-cash expense attributable to the expensing of stock option programs of such Person; provided, however, that Consolidated Net Income shall be reduced by the aggregate amount of cash payments made by such Person during any period for the purpose of funding any such expense.

TOTAL:		$

Schedule 1.a(a), Solo Page

SCHEDULE 4.13

TO

HORIZON HEALTH CORPORATION

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Required Banks

Bank	Required Bank Percentage	Banks Agreeing to Third Amendment (insert % from prior column if Bank signs Amendment then total % in this column)
JPMorgan Chase Bank, N.A.	17.142857143%
Bank of America, National Association	17.142857143%
Wells Fargo Bank, N.A.	17.142857143%
KeyBank National Association	17.142857143%
Wachovia Bank, National Association	17.142857143%
Amegy Bank, National Association	8.571428571%
SunTrust Bank	5.714285714%

Total	100.00%

Schedule 4.13, Solo Page